SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2008

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 - 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2008 (the “Closing Date”), Grizzly Ventures LLC (the “Borrower”), a subsidiary of DuPont Fabros Technology, Inc. (the “Company”), and DuPont Fabros Technology, L.P., the operating partnership of the Company (the “Operating Partnership”), entered into a Credit Agreement relating to a $100 million term loan facility with KeyBank National Association (“KeyBank”), as a Lender and Agent, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager (the “Credit Agreement”). The Borrower has the option to increase the amount of the loan by up to an additional $150 million at any time during the first eighteen-months following the Closing Date, to the extent that any one or more lenders commit to being a lender for the additional amount and certain other conditions are met, including the payment of certain facility fees. The Company currently intends to utilize the loan proceeds to fund the Company’s development of the first phases of its wholesale data center facilities in Ashburn, Virginia (ACC5) and Piscataway, New Jersey (NJ1) and for other general corporate purposes.

The Credit Agreement matures on October 24, 2011 and includes a one-year extension option for the Borrower subject to, among other things, the payment of an extension fee equal to 50 basis points on the outstanding loan amount, there being no existing event of default (as defined in the Credit Agreement), a debt service coverage ratio of no less than 2 to 1, and a loan to value ratio of no more than 40%. Borrowings under the term loan will bear interest at (i) LIBOR plus 350 basis points during the initial term of the loan, and (ii) LIBOR plus 400 basis points during the additional one-year period if the Borrower exercises the one-year extension option. The Borrower may elect to have borrowings bear interest at (i) KeyBank’s prime rate plus 200 basis points during the initial term of the loan or (ii) KeyBank’s prime rate plus 250 basis points during the additional one-year period if the Borrower exercises the one-year extension option, but only if such interest rate is not less than LIBOR plus the applicable margin set forth above. The term loan requires quarterly installments of principal of $500,000 beginning on April 1, 2009, and may be prepaid in whole or in part without penalty any time after October 24, 2009, subject to the payment of certain LIBOR rate breakage fees.

The Credit Agreement requires ongoing compliance by the Borrower, the Company and the Operating Partnership and their subsidiaries with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales, maintenance of certain leases and the occurrence of a change of control (as defined in the Credit Agreement) of the Company or Operating Partnership. In addition, the Credit Agreement requires that certain financial covenants are adhered to, including, without limitation, the following:

•	Borrower must maintain the following minimum debt service coverage ratios:

•	October 24, 2008 to March 31, 2009 — 1.15 to 1;

•	April 1, 2009 to March 31, 2010 — 1.50 to 1;

•	April 1, 2010 to October 24, 2011 — 1.75 to 1; and

•	October 24, 2011 to October 24, 2012 — 2 to 1 (to the extent that the Borrower exercises the one-year extension option).

•

Consolidated total indebtedness of the Operating Partnership and its subsidiaries to gross asset value of the Operating Partnership and its subsidiaries must be less than or equal to 65% during the term of the loan.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must be at least 1.45 to 1 during the term of the loan.

•

Minimum consolidated tangible net worth of the Operating Partnership and its subsidiaries must be greater than or equal to approximately $575 million (plus an increase of 75% of the sum of (i) the net proceeds from any future equity offerings and (ii) the value of any interests in the Operating Partnership or the Company issued upon the contribution of assets to the Company, the Operating Partnership or it subsidiaries after October 24, 2008) during the term of the loan.

•

The Operating Partnership and its subsidiaries’ investments in development projects (as defined in the Credit Agreement) is limited to $1 billion, provided that the Operating Partnership and its subsidiaries shall not at anytime have more than five development projects (as defined in the Credit Agreement) ongoing.

Pursuant to a Guaranty, dated as of October 24, 2008, by the Operating Partnership for the benefit of the Agent and the lenders under the Credit Agreement, the Operating Partnership has guaranteed payment of $100 million of the principal amount of the loan plus all outstanding interest, and is also liable for certain costs under the loan. The term loan also is secured by ACC4, a wholesale data center owned by the Borrower located in Ashburn, Virginia, and an assignment of the lease agreements between Borrower and the tenants of ACC4.

Upon certain events of default (as defined in the Credit Agreement) and subject to various cure rights, at the option of the lenders, the principal, accrued interest and other obligations of the Borrower under the Credit Agreement shall become immediately and automatically due and payable and the agent and the lenders may withhold disbursements and pursue actions against the collateral.

The foregoing does not purport to be a complete description of the terms of the Credit Agreement and the Guaranty, and such description is qualified in its entirety by reference to the Credit Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

From time to time, the Company has had customary commercial banking relationships with KeyBank and investment banking relationships with affiliates of KeyBank.

* * *

The Company also issued a press release on October 27, 2008 announcing that the Borrower and Operating Partnership had entered into the Credit Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of October 24, 2008, by and among Grizzly Ventures LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of October 24, 2008, by DuPont Fabros Technology, L.P. for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing entering into the Credit Agreement, dated October 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

October 30, 2008	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 24, 2008, by and among Grizzly Ventures LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of October 24, 2008, by DuPont Fabros Technology, L.P. for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing entering into the Credit Agreement, dated October 27, 2008

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